UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  March 4, 2011 (March 2, 2011)

CRIMSON EXPLORATION INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-12108 (Commission File Number)	20-3037840 (IRS Employer Identification No.)

717 Texas Ave., Suite 2900, Houston Texas 77002
(Address of Principal Executive Offices)

(713) 236-7400
(Registrant’s telephone number, including area code)

_____________________________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))
[]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On March 2, 2011, Crimson Exploration Inc. issued a press release providing an operations update.  A copy of the press release is attached hereto as Exhibit 99.1.

The information furnished pursuant to Item 8.01 in this report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liability of that section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Securities Act of 1933 or the Exchange Act.

Item 9.01               Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
99.1	Press Release dated March 2, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CRIMSON EXPLORATION INC.

Date: March 4, 2011	/s/ E. Joseph Grady
E. Joseph Grady
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description
99.1	Press Release dated March 2, 2011

EXHIBIT 99.1

Crimson Exploration Inc. Provides Operational Update, Announces Significant 2010 Reserve Additions, Reserve Replacement of 634% and Establishes 2011 Capital Budget
Houston, TX – (BUSINESS WIRE) – March 2, 2011 - Crimson Exploration Inc. (NasdaqGM: CXPO) announced today an operational update for 10 wells (7 operated, 3 operated by others) currently drilling or completing, or recently put on production, in its primary focus areas of East Texas, Southeast Texas, and South Texas.  The Company also reported that its proven reserves at December 31, 2010 were 166.5 Bcfe, a 71% increase over year-end 2009 proven reserves, and a reserve replacement rate of 634% of 2010 production.  Crimson’s 2011 capital program of $60 million will include participation in approximately 12 wells (11 operated) across our property base and will emphasize oil and/or liquids-rich targets.

East Texas Mid-Bossier/Haynesville

At the Fairway Farms Prospect Area in San Augustine, County, TX, Crimson participated in the recently completed Halbert Trust #1 well (29% WI).  The well was completed in the Mid-Bossier formation at a total measured depth of approximately 17,800 feet, including a 4,200 foot lateral and 14 frac stages.  The well tested at a 24 hour restricted gross rate of 10 Mmcfpd on a 16/64 choke, with flowing tubing pressure of approximately 8,925 psi.  This well, operated by a private Dallas-based company, is Crimson’s first well in the Fairway Farms Prospect Area and fourth well overall in San Augustine County.  We continue to employ the strategy of restricting initial flow rates, and maintaining higher pressures, to maximize Estimated Ultimate Recovery (“EUR”).

In Crimson’s Bruin Prospect Area, the Grizzly #1 well has been on production for approximately 210 days, is currently producing at a rate of 5.0 Mmcfpd with flowing tubing pressure of 4,300 psi on a 15/64 choke and has a cumulative production of just over 1.4 Bcf.  The Gobi #1 well has been on production for approximately 100 days, is currently producing at a rate of 9.3 Mmcfpd with flowing tubing pressure of 7,600 psi on a 15/64 choke and has a cumulative production of just over 0.8 Bcf.  Also in the Bruin Prospect Area, Crimson has completed drilling the Blue #1 (71% WI) targeting the Haynesville Shale, reaching a total measured depth of 18,500 feet, including a 4,500 foot lateral, with completion operations  currently in progress, and production scheduled to commence in April.  The rig has been moved to the Kodiak #1 location (69% WI), targeting the Mid-Bossier Shale, and is currently drilling below 13,250 feet in the lateral section.

In our Tiger Prospect Area in Sabine County, TX, the Bengal #1 (37.5% WI) was drilled to a total measured depth of 18,100 feet, including a 4,400 foot lateral in the Mid-Bossier shale.  The well was completed with a 14 stage frac and flowback operations are underway.  This is Crimson’s first operated well in the Tiger Prospect Area.

South Texas Eagle Ford

In Bee County, TX, the Windham #1 (20% WI) and Born #1 (20% WI), targeting the Eagle Ford Shale, have been completed, and have commenced initial flowback operations, on a restricted rate basis.  The Windham was placed on stream January 25 and tested at a 24 hour rate of 4.7 Mmcfpd and 202 Bopd and is currently producing at a rate of 4.3 Mmcfpd and 240 Bopd on a 14/64 choke.  The Born was placed on stream concurrently and tested at a 24 hour rate of 2.9 Mmcfpd and 22 Bopd and is currently producing 2.3 Mmcfpd and 10 Bopd on a 14/64 choke. In Karnes County, the Littlepage McBride #1 (53.0% WI), targeting the Eagle Ford Shale, has reached a total measured depth of 15,885 feet, including a 4,800 foot lateral. Completion operations are expected to commence in late-March, with first production scheduled in April.  The Littlepage McBride is Crimson’s first well in Karnes County and is adjacent to significant drilling activity in the oil window of the Eagle Ford play.

Southeast Texas

In Liberty County, TX, the Catherine Henderson #A-9 (66% WI) has reached a total measured depth of 13,150 feet.  The well encountered approximately 90 feet of gross pay interval in the Cook Mountain formation with completion operations to commence mid-March, and first production scheduled for April. This well is adjacent to the #A-8 and #A-7 wells, two 2010 successes, which combined, are currently producing at a gross rate of 9.5 Mmcfpd and 625 Bopd. The rig will be moved to the Catherine Henderson #B-4 (62% WI) location and is expected to spud in mid-March. Crimson also has a third well to be drilled, the Catherine Henderson #A-10 (66% WI), in the area during 2011.

Year-End Reserves

The following table summarizes Crimson’s total proved reserves as of December 31, 2010:

	Net Reserves			Present Worth
	Oil	NGL	Gas	Discounted
Category	(Barrels)	(Barrels)	(MCF)	at 10% ($)
Developed	1,402,740	1,898,142	60,324,991	195,149,700
Undeveloped	761,078	1,075,222	75,350,062	44,571,200
Total Proved	2,163,818	2,973,364	135,675,062	239,720,900

Proved reserves at December 31, 2010, as estimated by Netherland, Sewell, and Associates, Inc., our independent reservoir engineering firm, in accordance with reserve reporting guidelines mandated by the Securities & Exchange Commission (“SEC”), were 166.5 Bcfe, with a PV-10 value of approximately $239.7 million. Commodity prices used in calculating the present value of our reserves were the twelve month unweighted arithmetic average of the first-day-of-the-month price for the period January 2010 through December 2010. For oil and NGL volumes, the average West Texas Intermediate posted price of $75.96 per barrel is adjusted by field for quality, transportation fees, and regional price differentials. For gas volumes, the average Henry Hub spot price of $4.375 per MMBTU is adjusted by field for energy content, transportation fees and regional price differentials. All prices are held constant throughout the lives of the properties. At December 31, 2010, proved reserves were 81% natural gas and 48% proved developed. The current proved reserve level of 166.5 Bcfe represents an increase of 69.0 Bcfe over December 31, 2009 SEC proved reserves of 97.5 Bcfe, or an approximate 71% increase, and a reserve replacement rate of 634% of 2010 production.

We have also included the following table that reflects industry market pricing perceptions in the calculation of our year-end 2010 reserves utilizing NYMEX futures contract strip pricing:

	Net Reserves			Present Worth
	Oil	NGL	Gas	Discounted
Category	(Barrels)	(Barrels)	(MCF)	at 10% ($)
Developed	1,424,400	1,926,771	61,999,759	237,336,674
Undeveloped	762,436	1,078,323	75,429,344	93,809,617
Total Proved	2,186,836	3,005,095	137,429,094	331,146,250

Proved reserves at December 31, 2010 utilizing year-end NYMEX futures contract strip pricing for oil and natural gas were 168.6 Bcfe, with a PV-10 value of approximately $331.1 million. Commodity prices used in calculating the present value of our reserves are based on the NYMEX closing prices, as of December 31, 2010, for the 2012 and 2013 contract years. The average natural gas contract prices per MMBTU for 2011, 2012, and 2013 were $4.57, $5.08, and $5.33, respectively.  The average crude oil contract prices per barrel for 2011, 2012, and 2013 were $93.37, $93.95, and $92.94, respectively.  The average prices for 2013 were applied in subsequent years (resulting in three years of market estimated escalating commodity prices followed by flat prices for the remainder of the life of the reserves).

In addition to our proved reserve base, we believe our existing asset base has approximately 880 Bcfe (24% oil and natural gas liquids, at 6:1 ratio) of unproved reserve potential that provides us a significant inventory of drilling projects for long-term reserve and production growth. This unproved potential includes an estimated 190 Bcfe (26% oil and natural gas liquids) from our conventional Gulf Coast asset base, 20 Bcfe (86% oil and natural gas liquids) in the Niobrara play from our Colorado assets,  180 Bcfe (84% oil and natural gas liquids) in our Eagle Ford locations in Zavala, Dimmit, Bee and Karnes Counties, Texas and over 490 Bcf of unproved potential from the Haynesville Shale, Mid-Bossier shale and James Lime formations underlying the East Texas acreage we expect to have drilled by the end of 2011.

Fourth Quarter and Year-End Production Results

Crimson produced approximately 4.0 Bcfe of natural gas equivalents, or an estimated 43,000 Mcfe per day, during the fourth quarter 2010, compared with 3.2 Bcfe, or 34,800 Mcfe per day, produced during the fourth quarter of 2009, a 24% increase period over period, and a 17% increase over third quarter 2010 production. For the year ended 2010, Crimson produced approximately 12.9 Bcfe of natural gas equivalents, or an estimated 35,400 Mcfe per day, compared with 14.9 Bcfe, or 40,900 Mcfe per day, produced in 2009. Production for the first quarter of 2011 is expected to average between 42,000 and 44,000 mcfe per day.

2011 Capital Budget

Crimson’s 2011 capital budget includes investing approximately $60 million in its drilling program that is designed to provide a balance of liquids rich drilling on proven conventional assets, lease preservation in East Texas during this low gas price environment, and improvement in our oil to gas ratio for reserves and production by drilling initial wells in our numerous oil opportunities in active, proven areas.   Currently included in these plans are three wells in the

liquids-rich Yegua/Cook Mountain trend in Liberty County, TX, at least three wells in the Haynesville/Mid-Bossier play in East Texas, two horizontal oil wells in Madison County, TX, three wells in the Eagle Ford shale in South Texas (one each in Karnes, Zavala, and Bee counties) and one well in the Niobrara Chalk in Colorado.

Additional information on Crimson Exploration Inc. is available on the Company's website at http://crimsonexploration.com.

This press release includes “forward-looking statements” as defined by the Securities and Exchange Commission (“SEC”). Such statements include those concerning Crimson’s strategic plans, expectations and objectives for future operations. All statements included in this press release that address activities, events or developments that Crimson expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions Crimson made based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond Crimson’s control. Statements regarding future production, revenue and cash flow are subject to all of the risks and uncertainties normally incident to the exploration for and development and production of oil and gas. These risks include, but are not limited to, commodity price changes, inflation or lack of availability of goods and services, environmental risks, drilling risks and regulatory changes and the potential lack of capital resources. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. Please refer to our filings with the SEC, including our Form 10-K for the year ended December 31, 2009, and subsequent filings for a further discussion of these risks.

Contact:  Crimson Exploration Inc., Houston, TX
   E. Joseph Grady, 713-236-7400

Source:    Crimson Exploration Inc.